Real Estate Appraisal Summary — "Lit" Value

($ in millions)

The Company has appraised (i) 266 encumbered open owned stores / ground leases, (ii) 6 encumbered owned warehouses, and (iii) 350 unencumbered open owned stores / ground leases / operating leases

- **The Company has not yet appraised (i) 6 encumbered open stores / leases, (ii) 5 unencumbered leased distribution centers, and (iii) 224 unencumbered open owned stores / ground leases / operating leases based on a variety of factors, namely lease term, square footage, and / or mall grade[1]**
  - Of such stores, encumbered properties generated ~$9 million of 4-wall EBITDA in FY'18 and unencumbered properties generated ~$182 million of 4-Wall EBITDA in FY'18

Real Estate "Lit" Value Appraisal Summary


$2,500
2,000
1,500
1,000
500
--
$651
$259
$487
$1,397
$2,351

	Unencumbered				Encumbered
	Owned	Ground Leased	Leased	Total	Total
# of Stores[2]	*65*	*45*	*240*	*350*	*272*
FY'18A 4-Wall EBITDA[3]	*$128*	*$72*	*$326*	*$526*	*$472*

Source: Company, Third-Party Appraisal.
Note: Real estate valuations are preliminary draft values and subject to material further change.
1. The Company has also not appraised any owned or leased properties that are closed.
2. Store count excludes properties that were not appraised.
3. 4-Wall EBITDA excludes corporate overhead and other fixed costs; figures exclude 4-Wall EBITDA from properties that were not appraised (*i.e.*, ~$191 million of 4-Wall EBITDA).

Real Estate Appraisal Summary — "Dark" Value

($ in millions)

Relative to estimated "lit" values of ~$1.40 billion and ~$2.35 billion as summarized on the prior page, the Company's unencumbered and encumbered appraised properties have estimated "dark" values of ~$700 million and ~$1.34 billion, respectively


Real Estate "Dark" Value Appraisal Summary
$2,500
2,000
1,500
1,000
500
--
$404
$141
$151
$696
$1,342

	Unencumbered				Encumbered
	Owned	Ground Leased	Leased	Total	Total
# of Stores[1]	*65*	*45*	*240*	*350*	*272*
FY'18A 4-Wall EBITDA[2]	*$128*	*$72*	*$326*	*$526*	*$472*

Source: Company, Third-Party Appraisal.
Note: Real estate valuations are preliminary draft values and subject to material further change.
1. Store count excludes properties that were not appraised.
2. 4-Wall EBITDA excludes corporate overhead and other fixed costs; figures exclude 4-Wall EBITDA from properties that were not appraised (*i.e.*, ~$191 million of 4-Wall EBITDA).